UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2006

HANDHELD ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-124421	98-0430675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 Bryant Street, Suite 403 San Francisco, CA	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 495-6470

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 24, 2006, Mr. Nathan Schulhof resigned from the Company’s Board of Directors (the ‘‘Board’’). The resignation is intended to enable the Company to appoint a replacement director who will be considered ‘‘independent’’ for purposes of NASDAQ rules. The resignation did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board also has appointed, pending the effectiveness of the Company’s registration statement on Form SB-2 that has been filed with the Securities and Exchange Commission and pending listing of the Company’s common stock on the NASDAQ Stock Market, Dr. Carl Goldfischer, Mr. Harvey Kesner and Mr. David Hadley as additional directors. The new director appointments, once effective, will provide the Company with a majority of independent directors, as required by the NASDAQ Capital Market listing requirements.

.

Dr. Goldfischer and Mr. Hadley will join current independent director, Mr. Geoff Mulligan, on the Company’s Audit Committee. Messrs. Kesner and Hadley will join Mr. Mulligan on the Company’s Nominating and Compensation committees.

Additionally, the Board of Directors approved the following compensation for persons serving on the Board, who are not also employees of the Company. The compensation described below will take effect not later than August 1, 2006.

•    Annual retainer of $10,000 to be paid in quarterly installments

•    $500 for each Board and committee meeting attended in person

•    $250 for each Board and committee meeting attended telephonically

•    25,000 fully vested common stock options to be priced at market on the day of their grant.

Dr. Carl Goldfischer has been a Managing Director of Bay City Capital (‘‘BCC’’) since 2001 and serves on its Board of Directors and Executive Committee. Dr. Goldfischer's background includes extensive public and private investment and transaction work, as well as clinical trial development knowledge. Prior to joining BCC, Dr. Goldfischer was, from 1996 until mid-2000, Chief Financial Officer of ImCloneSystems, where he oversaw financial operations and strategic planning. Previously, Dr. Goldfischer was a Research Analyst with the Reliance Insurance Company, helping to establish its portfolio and presence in the health care investment community. Dr. Goldfischer currently serves as a director for Avera Pharmaceuticals, EnteroMedics, Etex Corporation, MAP Pharma-ceuticals, Metabolex, Poniard Pharmaceuticals, Inc., PTC Therapeutics, and Syntonix Pharmaceuticals. Dr. Goldfischer is also a member of the Board of Trustees of Sarah Lawrence College. He received an MD with honors in Scientific Research from Albert Einstein College of Medicine, and a BA from Sarah Lawrence College.

Mr. Harvey Kesner has been partner at the law firm of Olshan Grundman Frome Rosenzweig & Wolosky LLP (‘‘Olshan’’) since 2004 and has been in private law practice since 1998. From 1991 to 1998, Mr. Kesner served as a senior executive and General Counsel of American Banknote Corporation. Mr. Kesner received a J.D. from American University, Washington College of Law, and holds a M.B.A. in finance from American University in Washington, D.C., and a B.S. from the State University of New York at Binghamton. Olshan currently serves as the Company’s outside legal counsel.

Mr. David Hadley is the founder and president of D.F. Hadley & Co, Inc. (‘‘DFH&Co’’). DFH&Co is a boutique financial services firm that provides investment banking, financial advisory and consulting services to middle market and emerging growth companies. DFH&Co is a member of the National Association of Securities Dealers, Inc. Prior to founding DFH&Co in August of 1999, Mr. Hadley was a managing director in the global investment banking group of BT Alex Brown Inc. Mr. Hadley was employed by subsidiaries of Bankers Trust Corporation from 1986 to 1999. He received his MS in Economic History from the London School of Economics and his AB from Dartmouth College. Mr. Hadley is a member of the board of directors of Advise, N.V. and S&N Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDHELD ENTERTAINMENT, INC.

Dated: July 26 , 2006	By:	/s/ Jeff Oscodar
Name: Jeff Oscodar
Title: President & Chief Executive Officer